As filed with the Securities and Exchange Commission on March 25, 1998
                                                     Registration No. 33-69684
==============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                               ------------------------

                                     FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                              THE SECURITIES ACT OF 1933

                               ------------------------

                                Triangle Pacific Corp.
                  (Exact name of Registrant as specified in its charter)
        Delaware                                  94-2998971
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

     16803 Dallas Parkway
     Dallas, Texas                                75248
(Address of Principal Executive Offices)         (Zip Code)
                               ------------------------
                          Triangle Pacific Corp. Nonemployee
                             Director Stock Option Plan
                              (Full title of the Plan)

                              -------------------------

     Paul L. Barrett                        Copy to:
     Vice President                         Paul M. Johnston
     and General Counsel                    Thompson & Knight,
     Triangle Pacific Corp.                 A Professional Corporation
     16803 Dallas Parkway                   1700 Pacific Avenue, Suite 3300
     Dallas, Texas 75248                    Dallas, Texas  75201
(Name and address of agent for service)     (214) 969-1358

     (214) 887-2000
(Telephone number, including
area code, of agent for service)
                            CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
Title of                             Maximum        Maximum
Securities        Amount             Offering       Aggregate     Amount of
to be             to be              Price Per      Offering      Registration
Registered        Registured(1)      Share(2)       Price(2)      Fee
------------------------------------------------------------------------------
Common Stock,     50,000 shares      $36.81         $1,840,500    $542.95
par, value
$0.01 per share
------------------------------------------------------------------------------

[FN]

(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices for the Common Stock on March 18, 1998 as reported on the Nasdaq National Market.

Documents Incorporated by Reference
-----------------------------------

     The contents of the Registration Statement of Triangle Pacific Corp. (the "Registrant") on Form S-8, Registration No. 33-69684, filed with the Securities and Exchange Commission on October 1, 1993 (the "Prior Registration Statement"), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

     The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1997 is incorporated by reference into this Registration Statement. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 4, 1997, July 4, 1997 and October 3, 1997 are incorporated by reference into this Registration Statement.

     The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A of the Registrant filed with the Securities and Exchange Commission on July 23, 1993 and declared effective on August 10, 1993, including any amendment or report filed for the purpose of updating such description, is incorporated by reference into this Registration Statement.

     All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendment to Plan
-----------------

     On February 23, 1996, the Board of Directors of the Registrant approved, subject to stockholder approval, an amendment to the Registrant's Nonemployee Director Stock Option Plan (the "Plan") that increased from 50,000 to 100,000 the aggregate number of shares of the Registrant's Common Stock, par value $0.01 per share, authorized for issuance under the Plan. This amendment was approved by the stockholders of the Registrant on May 1, 1996.

Exhibits
--------

     In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

          5.1  Opinion of Thompson & Knight, A Professional Corporation.

          23.1 Consent of Arthur Andersen LLP, independent public accountants, to incorporation of report by reference.

          23.2 Consent of Thompson & Knight, A Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).

          24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 19th day of March, 1998.

                                  TRIANGLE PACIFIC CORP.


                                  By:  /s/ Floyd F. Sherman
                                       ----------------------------------
                                       Floyd F. Sherman, Chairman of the Board
                                       and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. The undersigned persons hereby constitute and appoint E. Dwain Plaster and Paul L. Barrett, and each of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

     Signature                      Capacity                      Date
     ---------                      --------                      ----


/s/ Floyd F. Sherman            Chairman of the Board and     March 19, 1998
---------------------------     Chief Executive Officer
Floyd F. Sherman                (principal executive officer)


/s/ M. Joseph McHugh            President, Chief Operating    March 19, 1998
---------------------------     Officer and Director
M. Joseph McHugh

/s/ E. Dwain Plaster            Vice President, Treasurer     March 19, 1998
---------------------------     and Chief Financial Officer
E. Dwain Plaster                (principal financial and
                                accounting officer)


/s/ B. William Bonnivier        Director                        March 19, 1998
---------------------------
B. William Bonnivier


/s/ Charles M. Hansen, Jr.      Director                        March 19, 1998
---------------------------
Charles M. Hansen, Jr.

/s/ David R. Henkel             Director                        March 19, 1998
---------------------------
David R. Henkel


/s/ Bruce A. Karsh              Director                        March 19, 1998
---------------------------
Bruce A. Karsh


/s/ Jack L. McDonald            Director                        March 19, 1998
---------------------------
Jack L. McDonald


/s/ Carson R. McKissick         Director                        March 19, 1998
---------------------------
Carson R. McKissick


/s/ Karen Gordon Mills          Director                        March 19, 1998
---------------------------
Karen Gordon Mills

                               INDEX TO EXHIBITS


Exhibit Number              Exhibit
--------------              -------

     5.1       Opinion of Thompson & Knight, A Professional Corporatio

     23.1 Consent of Arthur Andersen LLP, independent accountants, to incorporation of report by reference.

     23.2 Consent of Thompson & Knight, A Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                                                   Exhibit 5.1



(214) 969-1369

                                       March 19, 1998


Triangle Pacific Corp.
16803 Dallas Parkway
Dallas, Texas 75248

     Re:  Nonemployee Director Stock Option Plan
          Registration Statement on Form S-8

Dear Sirs and Madams:

     We are counsel for Triangle Pacific Corp., a Delaware corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 50,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), for issuance under the Triangle Pacific Corp. Nonemployee Director Stock Option Plan, as amended (the "Plan").

     We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration of the Shares under the Securities Act.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We are familiar with the corporate proceedings of the Company relating to the authorization of the proposed issuance of the Shares pursuant to the Plan.

     Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. The foregoing, however, shall not constitute "consent" to the use of our name as experts as provided for in Sections 7 and 11 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                       Respectfully submitted,

                                       THOMPSON & KNIGHT,
                                       A Professional Corporation


                                       By:   /s/ Paul M. Johnston
                                            ----------------------------------
                                             Paul M. Johnston, Attorney

                                                                  Exhibit 23.1











                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 29, 1997, included in Triangle Pacific Corp.'s Form 10-K for the year ended January 3, 1997, and to all references to our Firm included in this registration statement.



                                       ARTHUR ANDERSEN LLP



Dallas, Texas,
    March 18, 1998